SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                  FORM 8-K



            CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934


                              August 2, 2001
            ------------------------------------------------
            Date of Report (Date of Earliest Event Reported)



                    EAGLE BUILDING TECHNOLOGIES, INC.
           ----------------------------------------------------
          (Exact name of Registrant as specified in its charter)


                                  Nevada
             --------------------------------------------
            (State or Other Jurisdiction of Incorporation)


             0-26322                            88-0327648
      ----------------------          -------------------------------
     (Commission File Number)        (IRS Employer Identification No.)


          20283 State Road 7, Suite 213, Boca Raton, Florida 33498
          --------------------------------------------------------
                 (Address of Principal Executive Offices)


                              (561) 487-3600
                       -----------------------------
                      (Registrant's Telephone Number)

       _____________________________________________________________
       (Former Name or Former Address, if changed since last report)




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ITEM 5.   OTHER EVENTS.

     On August 2, 2001, Eagle Capital International, Ltd. ("Eagle") entered into an agreement with Aquila Ventures Corporation ("Aquila") to form a Joint Venture entity, Aquila Squared Building Corporation (the "Joint Venture"), to develop large scale social housing in Mexico. Eagle will work exclusively with the Joint Venture to manufacture and distribute the IMSI Building System throughout Mexico. As part of the Agreement, Aquila will purchase two million dollars ($2,000,000 US) of new equipment from Fleming Manufacturing Co., Inc. ("Fleming"), a wholly-owned subsidiary of Eagle. Eagle is responsible for quality control standards, structural engineering specifications, engineering and design supervision, and assistance in the sale and marketing of Eagle's products. Aquila will provide $2,000,000 to purchase the Fleming mobile block plant and necessary equipment, appropriate facilities for the Joint Venture's operations, assist in the procurement of all necessary licenses and permits, and other matter s related to operations in a foreign country. Eagle will own fifty-five percent (55%) of the Joint Venture and Aquila will own forty-five percent (45%) of the Joint Venture. Eagle anticipates the Joint Venture being fully operational by the end of 2001.




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                                 SIGNATURES


Pursuant to the requirements of the securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     EAGLE BUILDING TECHNOLOGIES, INC.
Dated: August 2, 2001
                                     By:/S/Anthony D'Amato
                                        -------------------
                                        Anthony D'Amato
                                        President




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